UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2010

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, Mr. Dennis E. DeSousa, a Director and Senior Vice President-U.S. Business of the Company, retired as a Director and from his employment with the Company.

Mr. Richard D. Offenbacher, age 59, who is currently serving as Senior Vice President, Sales and Marketing, Electrical has been named Senior Vice President–U.S. Business effective as of March 1, 2010.  He has served as Senior Vice President, Sales and Marketing from February 2004 until April 2008 and Senior Vice President, Sales and Marketing, Electrical since April 2008.

Ms. Kathleen M. Mazzarella, age 50, who is currently serving as Senior Vice President, Sales and Marketing, Comm/Data has been named Senior Vice President, Sales and Marketing effective as of March 1, 2010.  She served as Senior Vice President, Human Resources and Strategic Planning from December 2005 until April 2008 and Senior Vice President, Sales and Marketing, Comm/Data since April 2008.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            GRAYBAR ELECTRIC COMPANY, INC.

Date:   March 1, 2010                         By:           /s/ Matthew W. Geekie

Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel